Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED

COUNTRY OF
INCORPORATION/
COMPANY NAME

BERMUDA

Bunge Limited

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf Ltd.

Bunge Finance Ltd.

Serrana Holdings Ltd.

Bunge Global Markets Ltd.

Bunge First Capital Ltd.

Fertimport International Ltd.

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes Internat. Ltd.

Santista International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Ceval International Ltd.

Bunge Trade Limited

DOMINICAN REPUBLIC

Bunge Caribe, S.A.

Distribuidores del Sol S.A.

COUNTRY OF
INCORPORATION/
COMPANY NAME

USA

Bunge Proteins, L.L.C.

Bunge North America, Inc.

Bunge Milling, Inc.

Nutrition Unlimited, Inc.

The Crete Mills, Inc.

Lauhoff Finance Corporation

Bunge Foods Corporation

Richardson & Holland Corporation

Basic Foods, Inc.

Bunge North America (OPD West), Inc.

Bunge Mexico Holdings, Inc.

Bunge Foods Corporation (California)

Bunge Foods Processing, L.L.C.

Bunge Foods Mix, L.L.C.

Bunge North America Capital, Inc.

Bunge MexTrade, L.L.C.

Cereol America, Inc.

Central Soya Company, Inc.

SMRK II Acquisition Corp.

Delphos Terminal Company, Inc.

HSC Nutritional Resources, L.L.C.

CSY Holdings Inc.

CSY Agri-Finance, Inc.

Universal Financial Services, L.P.

Protomed

Batavia Leasing Co.

Produce Grain, Inc.

COUNTRY OF
INCORPORATION/
COMPANY NAME

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Master Trust

Bunge Limited Finance Corp.

CANADA

Bunge of Canada Ltd.

Central Soya of Canada Ltd.

CF Edible Oils Inc.

Canamera Foods

CF Oils Investments Inc.

LeBlanc & LaFrance Inc.

MEXICO

Controladora Bunge, S.A. de C.V.

Agroproductos Bunge, S.A. de C.V.

Bunge Foods de Mexico, S.A. de C.V.

Harinera La Espiga, S.A. de C.V.

Inmobiliaria A. Gil, S.A.

Inmobiliaria Gilsa, S.A.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

COUNTRY OF
INCORPORATION/
COMPANY NAME

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Terminal 6 S.A.

Terminal 6 Industrial S.A.

Guide S.A.

Fertimport S.A.

Bunge Fertilizantes S.A.

La Plata Cereal

BRAZIL

Fosbrasil S.A.

Serrana Logística Ltda.

Amoniasul Servicos de Refrigeração Industrial Ltda.

Bunge Fertilizantes S.A.

Fertilizantes Ouro Verde S.A.

Fosfertil S.A.

Ultrafertil S.A.

Fertifos Adm. Y Participação S.A.

Macra Administração Ltd.

Agrisat Soluções Int. Ltda.

Industria de Fertilizantes de Cubatão Ltda.

Bunge Alimentos S.A.

Santista Ind. Comercial Ltda.

Bunge Armazens Gerais Ltda.

Ceval Centro Oeste S.A.

Terminal de Graneis do Guarujá

COUNTRY OF
INCORPORATION/
COMPANY NAME

Solae Do Brasil Indústria e Comércio de Alimentos Ltda.

Fertimport S.A.

Bunge Investimentos & Consultoria Ltda.

Bunge Brasil S.A.

Cereol Do Brasil

URUGUAY

Bunge Uruguay S.A.

Dinelsur Corporation S.A.

AUSTRALIA

Bunge Global Markets Australia Pty Ltd.

SOUTHEAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

Bunge Agribusiness Singapore Pte. Ltd.

PT Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Granis and Industrial Products Trading Pte. Ltd.

CHINA

Bunge International Trading (Shanghai) Co., Ltd.

COUNTRY OF
INCORPORATION/
COMPANY NAME

MAURITIUS

Bunge Mauritius

International Produce Ltd.

INDIA

Geepee Ceval Proteins & Inv. Ltd.

Bunge Agribusiness India Private Limited

UK

Bunge Corporation Ltd.

Bunge UK Limited (BGM)

SPAIN

Bunge Iberica S.A.

Moyresa Molturacion Y Refino S.A.

Esdecasa

Incomisa

Ergansa

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

Bunge Investments France S.A.S.

Cereol S.A.

Novaol France

Cereplus

Hoso S.A.

Eco Emballages

COUNTRY OF
INCORPORATION/
COMPANY NAME

Gental (Groupe Lesieur)

SOGIP

HOLLAND

Koninklijke Bunge B.V.

Bunge Trade Services B.V.

Bevrachtings-Expeditie-En Assurantiekantoor BEVREXAS B.V.

Europroteol B.V.

Central Soya Investments B.V.

Cereol Holding B.V.

Polska Oil Investments B.V.

Cereol Benelux

SWITZERLAND

Bunge S.A.

Oleina Holding S.A.

Cereol International S.A.

Oleina S.A.

Cereol Softseeds S.A.

BU.AR Holding S.A.

GERMANY

Bunge Handelsgesellshaft G.m.b.H.

Natur Energie West G.m.b.H.

CSY Agri Processing Deut. G.m.b.H.

Cereol Deutschland G.m.b.H.

ITALY

Bunge Global Markets S.p.A.

COUNTRY OF
INCORPORATION/
COMPANY NAME

Cereol Italia S.p.A.

Escercizio Raccordi Terroviari

Agriolio Piu S.R.L.

Novaol S.R.L.

TURKEY

Bunge Gida Ticaret A.S.

HUNGARY

Cereol Novenyolajipari Rt Magyaroszag

Cereol Befektetesi Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

LUXEMBOURG

Bunge Europe S.A.

IRELAND

Eribins Ltd.

AUSTRIA

Novaol Austria

Cereol Beteiligungs G.m.b.H.

Olmuhle G.m.b.H

UKRAINE

Oleina Suntrade S.E.

Fisaki Silo

COUNTRY OF
INCORPORATION/
COMPANY NAME

DOEP

Oliena Distributors

ROMANIA

SC Unirea S.A.

Cereol Romania S.R.L.

POLAND

Z. T. Kruszwica S.p.

BELGIUM

Afrique Initiatives

BULGARIA

Cereol Bulgaria Food

Kaliakra A.D.

MK Olivia A.D.